Exhibit 99.1

Hercules Adds Susanne D. Lyons to Its Board of Directors

PALO ALTO, Calif., March 9, 2015 - Hercules Technology Growth Capital, Inc. (NYSE: HTGC), the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related industries, including technology, biotechnology, life science, and energy & renewable technology, at all stages of development, today announced that effective March 7, 2015, Susanne D. Lyons, former chief marketing officer of Visa USA, was appointed to the Hercules board of directors.

Lyons will serve on the Audit, Compensation, and Nominating and Corporate Governance committees.

Lyons is a retired senior executive who has held top marketing and general management roles at some of the largest financial services companies in America, including Visa Inc., Charles Schwab & Co., and Fidelity Investments. From 2004 to 2007, Lyons served as chief marketing officer and executive vice president of Visa, responsible for all aspects of brand, advertising, marketing services and sponsorship marketing. She was responsible for launching the “Life Takes Visa” campaign in 2006. Before joining Visa, Lyons served as chief marketing officer and executive vice president at Charles Schwab and Co., Inc. and held various marketing and general management positions, including enterprise president of retail client services, from April 1992 to May 2001. Lyons spent ten years at Fidelity Investments from 1982 to 1992, where she held senior positions in marketing, product development and business strategy.

Ms. Lyons currently serves on the board of directors of the U.S. Olympic Committee, a position she has held since December 2010. She has been president of the board of directors of Wildcare, a not-for-profit organization, since 2008. She previously served on the board of directors of CNET Networks, Inc. from 2007 to 2008, until its acquisition by CBS Corp., as well as Gain Capital Holdings, Inc. from 2008 to 2013. Ms. Lyons also served on the advisory board of Marketo, Inc., a marketing automation software company, prior to its IPO.

Ms. Lyons received her undergraduate degree from Vassar College and received her masters in business administration from Boston University.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related industries, including technology, biotechnology, life science, and energy & renewable technology, at all stages of development. Since inception (December 2003), Hercules has committed more than $4.9 billion to over 310 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 7.00% Notes due April 2019, 7.00% Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” “HTGY,” and “HTGX,” respectively.

Forward-Looking Statements:

The information disclosed in this release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Technology Growth Capital, Inc.

650-289-3060 HT-HN

mhara@htgc.com

or

Muirfield Partners

Mickey Mandelbaum, 310-785-0810

mickey@muirfieldpartners.com

or

Muirfield Partners

Maya Pogoda, 310-785-0810

maya@muirfieldpartners.com

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